EXHIBIT 1.A(13)(l)
PRUCO LIFE INSURANCE COMPANY


AMENDMENT TO APPLICATION TO PRUCO LIFE INSURANCE COMPANY


| Proposed Insured                          | Application Dated
|                                           |
|                                           |
|_____________________________________      |___________________________________

1. Has proposed Insured ever had aeronautic or aviation training? _______________________________________________________

2. Does proposed Insured's occupation call for duty aboard aircraft in flight? __________________________________________________

The undersigned agree(s) that any contract issued will contain the following provisions:

                            AVIATION RISK EXCLUSION

Conditions of Exclusion.--We will pay the limited payment we describe below, and not what we would otherwise pay, if the Insured dies as a result of travel by, or descent from, any kind of aircraft.

But this Exclusion will apply only if at least one of these two statements is true: (1) The Insured is a pilot, officer, or member of the crew of the aircraft, or is taking aeronautic or aviation training during the flight. (2) The Insured (a) is in the armed forces of any country, (b) is being transported in an armed forces aircraft, and (c) has any duties or acted in any capacity other than as a passenger at any time during the flight.

And even so, this Exclusion will apply only if death occurs within five years after the issue date of this contract, unless at least one of these statements is true on the issue date: (1) The Insured has taken aeronautic or aviation training. (2) The Insured's occupation calls for duties aboard aircraft in flight.

This Exclusion will not apply if all these statements are true of the aircraft:
(1) It has fixed wings and a permitted gross takeoff weight of at least 75,000 pounds. (2) It is operated by an air carrier that is certificated under the laws of the United States or Canada to carry passengers to or from places in those countries. (3) It is not being operated for any armed forces for training or other purposes.

Limited Payment.--The limited payment will be (1) the sum of the premiums that because due and were paid for the insurance on the Insured's life, minus (2) any contract debt. But if the reserve for the insurance on the Insured's life, when computed as we state under Reserves, is more than the amount we determine in
(1), we will use that reserve in place of that amount. Also, the limited payment will never be more than what we would have paid if this Exclusion were not in the contract.

The limited payment will be payable to the beneficially for insurance otherwise payable upon the Insured's death.

Reduced Paid-up, Extended and Other Insurance on the Insured's Life.--This Exclusion also applies to any reduced paid-up or extended insurance that might be in force under the Contract Value Options, if any. We will put the Exclusion in any contract on the Insured's life to which you change, or for which you exchange, this contract or any of its benefits.

Paid-up Insurance on Other Persons.--This contract might include insurance on the life of someone other than the Insured. And it might have a provision that makes that insurance paid-up if the Insured dies. This Exclusion will not affect any such provision.

Effect of Incontestability.--In any case where this Exclusion applies, the Incontestability provision of this contract will not be deemed to make us pay more than as we state under Limited Payment.

Reserves.--We might have to compute a reserve to find the limited payment. If so, we will use the same table and rate(s) that we use to compute net values for the insurance on the Insured's life, as we describe under Basis of Computation in this contract.

The proposed Insured declares, that, to the best of his or her knowledge and belief, the above statements are complete and true. The undersigned agree(s) that this amendment is a part of the application and of any contract issued.


| Date                                  | Signature of Proposed Insured
|                                       |
|___________________________________    |_______________________________________


| Witness                               | Signature of Applicant
|                                       | (If other than proposed Insured)
|___________________________________    |_______________________________________
                                         (If applicant is a firm or corporation,
                                          show that company's name)

| Agency/District                       | By
|                                       |
|___________________________________    |_______________________________________
                                        (Signature and title of officer signing
                                         for that company)

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PLI 60-82          MINNESOTA                                   Printed in U.S.A.
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                                     II-188